Exhibit 5.1

Hunton Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002
Tel Fax	713 • 220 • 4200 713 • 220 • 4285
HuntonAK.com

December 4, 2020

Walmart, Inc.

702 Southwest 8th Street

Bentonville, Arkansas 72716

Re: Registration Statement on Form S-3 of Walmart, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Walmart, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of an indeterminate amount of the Company’s debt securities (the “Debt Securities”). Offerings of the Debt Securities will be made from time to time as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented from time to time by one or more prospectus supplements. We are rendering this opinion at your request in connection with the Registration Statement.

The Debt Securities will be issued pursuant to and governed by an indenture, dated as of July 19, 2005 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 1, 2006 (the “First Supplemental Indenture”), between the Company and the Trustee, the Second Supplemental Indenture, dated as of December 19, 2014 (the “Second Supplemental Indenture”), between the Company and the Trustee and the Third Supplemental Indenture, dated as of June 26, 2018 (the “Third Supplemental Indenture”), between the Company and the Trustee (collectively, the “Indenture”). The Company may establish one or more series of the Debt Securities (each, a “Series”) in accordance with the terms of the Indenture from time to time.

In rendering the opinion expressed herein, we have examined and relied upon, without investigation or independent verification, executed originals, counterparts or copies of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended and restated to date (collectively, the “Organizational Documents”), the Registration Statement, the Indenture, resolutions of the Board of Directors of the Company (the “Resolutions”) and such other documents, records and certificates as we considered necessary or appropriate to enable us to express the opinions set forth herein.

In rendering the opinion express herein, we have assumed, without investigation or independent verification: (i) the authenticity and completeness of all documents submitted to us as originals; (ii) the conformity to the originals of all documents submitted to us as certified, conformed, photostatic or electronic copies and the authenticity and completeness of the originals of such documents; (iii) the legal capacity of natural persons; (iv) the genuineness of all signatures; (v) to the extent the documents examined and relied on by us purport to constitute agreements, that each of such documents constitutes the legal, valid and binding obligation of each party thereto (other than the Company), enforceable against such party (other than the Company) in accordance with its terms; and (vi) no amendment, supplement, modification, rescission or termination of the Organizational Documents, the Indenture or the Resolutions will become effective after the date hereof.

As to certain facts material to our opinion, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials, the Company and officers or other representatives of the Company.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, with respect to Debt Securities of a Series offered and sold in reliance upon the Registration Statement (the “Offered Debt Securities”), if, at the time of issuance of the Offered Debt Securities: (i) the Company is a validly existing Delaware corporation; (ii) the Indenture continues to be a valid and binding obligation of the Company and the Trustee and duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Registration Statement and any amendments thereto have become and remain effective and are not subject to any stop order; (iv) the Offered Debt Securities and the terms and conditions thereof comply and are consistent with, and the Offered Debt Securities have been and will be offered, issued and sold in compliance with, all applicable laws; (v) the Company has taken all necessary corporate and other action (a) to approve, authorize and establish the Series of which the Offered Debt Securities are a part, to determine and set the terms and conditions of the Debt Securities of the Series of which the Offered Debt Securities are a part, and to determine and set the substance and form of the promissory notes or global notes to represent the Offered Debt Securities, and (b) to approve and authorize the offer, sale and issuance of the Offered Debt Securities, the terms of the offer and sale thereof, the execution, authentication and delivery of the promissory notes or global notes to represent the Offered Debt Securities and all related actions of the Company; (vi) all certificates and other documents required by the Indenture to be delivered in connection with the establishment of the Series of which the Offered Debt Securities are a part and the determination and setting of the terms and conditions of the Debt Securities of the Series of which the Offered Debt Securities are a part and required by the Indenture to be delivered in connection with the issuance of the Offered Debt Securities and the issuance, execution and delivery by the Company and authentication by the Trustee of each promissory note or global note to represent Offered Debt Securities, have been properly prepared, executed and delivered with respect to the Series of which Offered Debt Securities are a part, the Offered Debt Securities and each promissory note or global note to represent Offered Debt Securities, all in accordance with the Indenture; (vii) no “Event of Default” (as that term is defined in the Indenture) and no event of the types described in the definition of “Event of Default” in the Indenture, which with the giving of notice, the passage of time or both, would result in the occurrence of an Event of Default, shall have occurred and be continuing, the terms and conditions of the Offered Debt Securities and of their issuance and sale do not result in a default under or a breach or violation of any agreement, document or instrument then binding on the Company and Section 5-501.6.b of the New York General Obligations Law applies in the case of the Offered Debt Securities; (viii) the promissory notes or global notes representing the Offered Debt Securities have been executed, authenticated, issued and delivered in accordance with the Indenture, any Supplemental Indenture executed regarding the Series of which the Offered Debt Securities are a part, any Board Resolution and any Series Terms Certificate (as such terms are defined in the Indenture) executed relating to the Series of which the Offered Debt Securities are a part; and (ix) the Company is not subject to any order or decree of any court or other governmental authority with jurisdiction over the Company purporting to prohibit the issuance and sale by the Company of Debt Securities generally or the Offered Debt Securities specifically, then, upon payment in full of the consideration therefor as provided for in any purchase, underwriting or similar agreement or other contract of sale binding on the Company and governing the sale and purchase of the Offered Debt Securities, the Offered Debt Securities will constitute binding obligations of the Company.

The foregoing opinion is qualified to the extent that the enforceability of the obligations of the Company with respect to any Offered Debt Security and the Indenture may be limited by or subject to: (i) the effects of bankruptcy, insolvency, moratorium, reorganization, liquidation, rearrangement, probate, conservatorship, fraudulent conveyance, fraudulent transfer or other similar laws (including court decisions) now or hereafter in effect relating to or affecting creditors’ rights and remedies generally or providing for the relief of debtors, general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) or public policy; and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We note that the enforceability of specific provisions of the Indenture and the Debt Securities may be subject to (i) standards of reasonableness and “good faith” limitations and obligations such as those provided in the New York Uniform Commercial Code and similar applicable principles of common law and judicial decisions and (ii) the course of dealings between the parties, the usage of trade and similar provisions of common law and judicial decisions.

We express no opinion as to the enforceability of the severability clauses in Section 1.11 of the Original Indenture, Section 5 of the First Supplemental Indenture, Section 5 of the Second Supplemental Indenture or Section 5 of the Third Supplemental Indenture or any provision of the Indenture that purports to waive or not give effect to rights to notice, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, including Section 1.15 and Section 12.01 of the Original Indenture. We express no opinion with respect to the enforceability of (i) the parenthetical clause in Section 8.07(i) of the Original Indenture relating to the limitations on the compensation of trustees or (ii) Section 12.01 of the Original Indenture to the extent that either of those provisions purport to waive liability for violation of securities laws. We express no opinion as to any provision of the Indenture that purports to confer subject matter jurisdiction in respect of bringing suits, enforcement of judgments or otherwise on any federal court, to the extent such court does not otherwise have such jurisdiction.

The foregoing opinion is limited in all respects to matters under and governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware, as each is in force and effect as of the date of this opinion. We do not express any opinion as to the laws of any other jurisdiction.

We consent to the use and filing of this opinion letter as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm as having passed on the validity of the Debt Securities under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not imply or admit that we are included in the category of persons whose consent is required under Section 7 or Section 11 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP

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